Exhibit 10.69
LETTER AGREEMENT (2024-3)

THIS LETTER AGREEMENT (2024-3) (this "Agreement") is entered into as of the last date set forth on the signature page hereto, by and between Spirit Airlines, Inc., a company organized under the laws of the State of Delaware ("Carrier"), and U.S. Bank National Association, as Member and Servicer ("Bank").

RECITALS

A.    Bank and Carrier are parties to a Signatory Agreement (U.S. VISA and MasterCard Transactions), dated as of May 21, 2009 (as the same has been amended, restated or otherwise modified from time to time (including as amended by Letter Agreement (2024-1) and Letter Agreement (2024-2)), collectively, the "Card Processing Agreement"), pursuant to which Bank processes certain payments made to Carrier using Cards (as such term is defined in the Card Processing Agreement) bearing the service mark of Visa International, Visa U.S.A. Inc. or MasterCard International Incorporated.

B.    Carrier and Bank each desire to make certain changes to the Card Processing Agreement and have therefore agreed to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree to be bound as follows:

Section 1.    Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Master Terms of Service attached as Exhibit A to the Card Processing Agreement (“MTOS”), the Card Processing Agreement or the Exposure Schedule, as each may be amended, restated or otherwise modified from time to time, unless the context shall otherwise require.

Section 2.    Agreements.

2.1    Term. Section 10 of the Card Processing Agreement is amended and restated in its entirety to read as follows:

“10. Term. This Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to Section 15 of the MTOS, shall continue until December 31, 2025 (the “Current Maturity Date”); provided that, if the Notes Condition has not occurred by December 23, 2024, the Current Maturity Date in effect thereafter shall be March 3, 2025; provided, further, that if the Notes Conditions has occurred this Agreement will automatically extend for two (2) successive terms of one
(1) year after the Current Maturity Date, but in no event later than December 31, 2027, unless either party provides written notice to the other of its intent not to extend the

Agreement for any such additional year by giving written notice of such determination at least ninety (90) days prior to the expiration of the then effective current term.”

Section 3.    Acknowledgement. Carrier acknowledges and agrees that (i) the modifications contained are be limited to the precise meaning of the words as written herein, (ii) the amendment to the Notes Condition deadline contained herein (and in prior amendments) shall not constitute a course of dealing upon which Carrier can rely and (iii) Bank has made no promise or commitment to further modify or amend the Notes Condition deadline or otherwise alter the terms of the Card Processing Agreement

Section 4. Effective Date. This Agreement shall become effective upon execution and delivery to Bank of duly executed counterparts hereof by Bank and Carrier (the “Effective Date”).

Section 5.    Merger and Integration, Superseding Effect. Except as expressly modified under this Agreement, all of the terms and conditions remain in full force and effect. This Agreement, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto, and supersedes and has merged into it all prior oral and written agreements, on the same subjects by and between the parties hereto with the effect that this Agreement shall control with respect to the specific subjects hereof and thereof. All references contained in the Card Processing Agreement and the Schedules thereto to “Agreement” shall mean the Card Processing Agreement as supplemented and amended hereby.

Section 6.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 7.    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which counterparts of this Agreement when taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year written below.

CARRIER:

SPIRIT AIRLINES, INC.

By: /s/ Fred Cromer
Name: Fred Cromer
Title: Executive Vice President and Chief Financial Officer
Date: 10/11/2024

BANK:

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Kurt Jarrett
Name: Kurt Jarrett
Title: Its Authorized Representative
Date: 10/11/2024